Exhibit 3.99

	New Jersey Department of State	FILED
	Division of Commercial Recording	C-100 Rev. 7/92
Certificate of Incorporation, Profit
[SEAL]	(Title 14A:2-7 New Jersey Business Corporation Act	MAR 22 1996
For Use by Domestic Profit Corporations)

LONNA R. HOOKS
Secretary of State

This is to Certify that, there is hereby organized a corporation under and by virtue of the above noted statute of the New Jersey Statutes.

1.   Name of Corporation: REM-New Jersey, Inc.

2.            The purpose for which this corporation is organized is (are) to engage in any activity within the purposes for which corporations may be organized under NJSA 14A 1-1 et. Seq:

3.            Registered Agent: THE CORPORATION TRUST COMPANY

4.            Registered Office:   820 Bear Tavern Road

West Trenton, NJ 08628

5.            The aggregate number of shares which the corporation shall have authority to issue is: 1,000,000

6.            If applicable, set forth the designation of each class and series of shares, the number in each, and a statement of the relative rights, preferences, and limitations.

7.            If applicable, set forth a statement of any authority vested in the board to divide the shares into classes or series or both and to determine or change their designation number, relative rights, preferences and limitations.

8.            The first Board of Directors shall consist of 3 Directors (minimum of one).

Name	Street Address	City	State	Zip
Thomas E. Miller	6921 York Ave. So.	Edina	MN	55435
Craig R. Miller	6921 York Ave. So.	Edina	MN	55435
Douglas V. Miller	6921 York Ave. So.	Edina	MN	55435

9.            Name and Address of Incorporator(s):

Name	Street Address	City	State	Zip
Thomas A. Berreman	33 South 6th St. Suite 3400	Minneapolis	MN	55402

10.    The duration of the corporation is: perpetual

11.    Other provisions: See attached

12.    Effective Date (Not to exceed 90 days from date of filing):

In Witness whereof, each individual incorporator being over eighteen years of age has signed this certificate, or if the Incorporator is a corporation has caused this Certificate to be signed by its duly authorized officers this 20th day of March 1996.

Signature:	/s/ Thomas A. Berreman	Signature:

Signature:		Signature:
(N. J. – 1995 – 5/24/94)

11.a.                 Shareholders shall have no rights of cumulative voting.

11.b.                Shareholders shall have no rights, preemptive or otherwise, to acquire any part of any unissued shares or other securities of this corporation or of any rights to purchase shares or other securities of this corporation before the corporation may offer them to other persons.

11.c.                 A director or officer shall not be personally liable to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders. The foregoing shall not relieve a director or officer from liability for any breach of duty based on an act or omission (a) in breach of such person’s duty of loyalty to the corporation or its shareholders, (b) not in good faith or involving a knowing violation of law, or (c) resulting in receipt by such person of an improper personal benefit. As used herein, an act or omission in breach of a person’s duty of loyalty means an act or omission which that person knows or believes to be contrary to the best interests of the corporation or its shareholders in connection with a matter in which he has a material conflict of interest.

C-102A Rev 12/93		FILED
JUL 20 2000
	New Jersey Department of the Treasury	State Treasurer
	Division of Revenue	Roland Machold
Certificate of Amendment to the
Certificate of Incorporation
(For Use by Domestic Profit Corporations)

Pursuant to the provisions of Section 14A:9-2 (4) and Section 14A:9-4 (3), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:

1. The name of the corporation is: REM-New Jersey, Inc.

2. The following amendment to the Certificate of Incorporation was approved by the directors and thereafter duly adopted by the shareholders of the corporation on the 24th day of May xx2000

Resolved, that Article I of the Certificate of Incorporation be amended to read as follows:

The name of this Corporation shall be REM New Jersey, Inc.

3. The number of shares outstanding at the time of the adoption of the amendment was:

The total number of shares entitled to vote thereon was:   100

~~(4) If the shares of any class or series of shares are entitled to vote thereon as a class, set forth below the designation and number of outstanding shares entitled to vote thereon of each such class or series. (Omit if not applicable.)~~

4. The number of shares voting for and against such amendment is as follows: (If the shares of any class or series are entitled to vote as a class, set forth the number of shares of each such class and series voting for and against the amendment, respectively).

Number of Shares Voting for Amendment	Number of Shares Voting Against Amendment

100	0

~~(5) If the amendment provides for an exchange, reclassification or cancellation of issued shares, set forth a statement of the manner in which the name shall be affected. (Omit if not applicable.)~~

6. Other provisions: (Omit if not applicable).

This Amendment to the Certificate of the Incorporation of the Corporation shall be effective August 1, 2000.

BY:	/s/ Craig R. Miller V.P.

(Signature)

Dated this 12th day of July, 2000

May be executed by the Chairman of the Board, or the President, or a Vice President of the Corporation.